EXHIBIT 4.6

THE UNDERWRITER'S OPTION REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
               5:00 P.M., MIAMI, FLORIDA TIME,___________________

                         No. U.0.1 Underwriters' Option

                    UNDERWRITERS' PURCHASE OPTION CERTIFICATE

      This Underwriters' Purchase Option Certificate certifies that First Equity Corporation of Florida or registered assigns (the "Holder" or "Holders"), is the registered holder of options ("Underwriters' Options") under an Underwriters' Purchase Option Agreement (the "Underwriters' Purchase Option") dated as of ______________________________ between Galacticomm Technologies, Inc. (the "Company"), First Equity Corporation of Florida and ___________________________, to purchase initially, at any time from ___________________________ until 5:00 p.m. Miami, Florida time on ("Expiration Date"), up to 120,000 Units of the Company, each Unit consisting of one (1) share of Common Stock of the Company, par value $.0001 per share, and one (1) Common Stock Purchase Warrant, at a price of $ ____________ per unit (the "Exercise Price"), upon surrender of this Underwriters' Option Certificate and payment of the aggregate amount of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriters' Purchase Option. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

      No Underwriters' Option may be exercised after 5:00 p.m. Miami, Florida time, on the Expiration Date, at which time all Underwriters' Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Underwriters' Options evidenced by this Underwriters' Purchase Option Certificate are part of a duly authorized issue of warrants pursuant to the Underwriters' Purchase Option, which Underwriters' Purchase Option is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders.

      The Underwriters' Purchase Option provides that upon the occurrence of certain events the Exercise Price and number of Units issuable upon execution thereof, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Underwriters' Purchase Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriters' Purchase Options; provided, however, that the failure of the Company to issue such new Underwriters' Purchase Option Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriters Purchase Option.

      Upon due presentment for registration of transfer of this Underwriters' Purchase Option Certificate at an office or agency of the Company, a new Underwriters' Purchase Option Certificate or Certificates of like tenor and evidencing in the aggregate a like number of Underwriters' Options shall be issued to the transferees in exchange for this Underwriters' Purchase Option Certificate, subject to the limitations provided herein and in the Underwriters' Purchase Option, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise or transfer of less than all of the Underwriters' Purchase Options evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Underwriters' Purchase Option Certificate representing such number unexercised and nontransferred Underwriters' Purchase Options.

      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriters' Purchase Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All defined terms used in this Underwriters' Purchase Option Certificate which are variously defined in the Underwriters' Purchase Option shall herein have the meanings assigned to them.

      IN WITNESS WHEREOF, the Company has caused this Underwriters' Purchase Option Certificate to be duly executed under its corporate seal.

Dated as of____________________

                                              GALACTICOMM TECHNOLOGIES, INC.

[SEAL]

Attest:                                        By:_____________________________
                                               Name:___________________________
                                               Title:__________________________

_________________________________
Secretary


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


                         [FORM OF ELECTION TO PURCHASE]

      The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriters' Purchase Option Certificate, to purchase ________ Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Galacticomm Technologies, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ____________________ _________________________ whose address is_____________________________________
_______________________________________________________________________________.


Dated:

                                    ___________________________________________
                                    Signature
                                    (Signature must conform in all respects to name of holder as specified on the face of the Underwriters' Purchase Option Certificate.)

                                    ___________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)


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